Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2013 FOURTH QUARTER
AND FULL-YEAR RESULTS

CARMEL, IN, January 30, 2014—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the fourth quarter of 2013 increased 4.5% to 13,995 compared to 13,398 in the same period in 2012.  Total student enrollment decreased 5.8% to 57,542 as of December 31, 2013 compared to 61,059 as of December 31, 2012.

The company provided the following information for the three and twelve months ended December 31, 2013 and 2012:

Financial and Operating Data for the Three Months Ended December 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

			Increase/
	2013	2012	(Decrease)

Revenue	$262.9	$300.8	(12.6)%
Operating (Loss)	$(20.7)	$(16.0)	29.5%
Operating Margin	(7.9)%	(5.3)%	(260) basis points
Net (Loss)	$(11.6)	$(9.5)	21.9%
(Loss) Per Share (diluted)	$(0.49)	$(0.41)	19.5%
New Student Enrollment	13,995	13,398	4.5%
Continuing Students	43,547	47,661	(8.6)%
Total Student Enrollment as of December 31st	57,542	61,059	(5.8)%
Persistence Rate as of December 31st (A)	71.4%	72.6%	(120) basis points
Revenue Per Student	$4,310	$4,582	(5.9)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of December 31st	$218.8	$246.9	(11.4)%
Bad Debt Expense as a Percentage of Revenue	9.0%	6.9%	210 basis points
Days Sales Outstanding as of December 31st	32.7 days	23.6 days	9.1 days
Deferred Revenue as of December 31st	$147.6	$135.9	8.6%
Debt as of December 31st	$50.0	$140.0	(64.3)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,419,000	23,360,000
Shares of Common Stock Repurchased	0	0
Number of New Colleges in Operation	0	0
Capital Expenditures, Net	$0.2	$2.4	(92.0)%

Financial and Operating Data for the Twelve Months Ended December 31st
(Dollars in millions, except per share and per student data)
	2013	2012		Increase/ (Decrease)

Revenue	$1,070.0	$1,287.2		(16.9)%
Operating Income	$99.4	$232.8		(57.3)%
Operating Margin	9.3%	18.1%		(880) basis points
Net Income	$59.4	$140.5		(57.7)%
Earnings Per Share (diluted)	$2.52	$5.85		(56.9)%
Bad Debt Expense as a Percentage of Revenue	7.5%	6.1%		140 basis points
Revenue Per Student	$17,707	$18,625		(4.9)%
Weighted Average Diluted Shares of Common Stock Outstanding	23,521,000	23,999,000
Shares of Common Stock Repurchased	0	3,025,700	(B)
Number of New Colleges in Operation	0	6
Capital Expenditures, Net	$4.5	$17.2		(74.0)%
___________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $207.9 million or at an average price of $68.72 per share.

Due to the effect that certain actions that the company is evaluating in connection with the 2009 Loan Program (defined on Schedule A) and the PEAKS Program (defined on Schedule A) may have, the company’s audited consolidated financial statements that will be included in its 2013 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission could be materially different from the unaudited consolidated financial statements for the three and twelve months ended December 31, 2013 that are included in this release.

The attached Schedule A summarizes the company’s:

•	charges related to private student loan programs in the three months ended December 31, 2013;
•	contingency liability roll-forward in the three and twelve months ended December 31, 2013; and
•	internal goals for the twelve months ending December 31, 2014.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2013 fourth quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release, including in the attached Schedule A, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                           www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$218,204	$246,342
Restricted cash	610	601
Accounts receivable, net	93,435	77,313
Deferred income taxes	33,961	44,547
Prepaid expenses and other current assets	27,827	16,162
Total current assets	374,037	384,965

Property and equipment, net	168,509	189,890
Deferred income taxes	62,373	56,112
Other assets	67,354	41,263
Total assets	$672,273	$672,230

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$50,000	$0
Accounts payable	58,021	63,304
Accrued compensation and benefits	18,107	21,023
Other current liabilities	65,382	86,722
Deferred revenue	147,630	135,900
Total current liabilities	339,140	306,949

Long-term debt	0	140,000
Other liabilities	129,890	98,327
Total liabilities	469,030	545,276

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 300,000,000 shares authorized,
37,068,904 issued	371	371
Capital surplus	209,630	206,703
Retained earnings	1,018,456	959,072
Accumulated other comprehensive income (loss)	3,146	(7,930)
Treasury stock, 13,698,716 and 13,744,395 shares, at cost	(1,028,360)	(1,031,262)
Total shareholders' equity	203,243	126,954
Total liabilities and shareholders' equity	$672,273	$672,230

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012

Revenue	$262,921	$300,843	$1,069,984	$1,287,209

Costs and expenses:
Cost of educational services	121,111	129,394	492,154	539,223
Student services and administrative expenses	102,209	94,566	408,524	422,345
Settlement cost	0	21,750	0	21,750
Loss related to private student loan programs	60,277	71,102	69,954	71,102
Total costs and expenses	283,597	316,812	970,632	1,054,420

Operating income (loss)	(20,676)	(15,969)	99,352	232,789
Interest income	202	40	578	1,348
Interest (expense)	(809)	(901)	(3,989)	(3,723)
Income (loss) before provision for income taxes	(21,283)	(16,830)	95,941	230,414
Provision for income taxes	(9,737)	(7,362)	36,557	89,949

Net income (loss)	$(11,546)	$(9,468)	$59,384	$140,465

Earnings (loss) per share:
Basic	$(0.49)	$(0.41)	$2.54	$5.88
Diluted	$(0.49)	$(0.41)	$2.52	$5.85

Supplemental Data:
Cost of educational services	46.1%	43.0%	46.0%	41.9%
Student services and administrative expenses	38.9%	31.4%	38.2%	32.8%
Settlement cost	0.0%	7.2%	0.0%	1.7%
Loss related to private student loan programs	22.9%	23.6%	6.5%	5.5%
Operating margin	(7.9%)	(5.3%)	9.3%	18.1%
Student enrollment at end of period	57,542	61,059	57,542	61,059
Campuses at end of period	147	147	147	147
Shares for earnings per share calculation:
Basic	23,419,000	23,360,000	23,412,000	23,880,000
Diluted	23,419,000	23,360,000	23,521,000	23,999,000

Effective tax rate	45.8%	43.7%	38.1%	39.0%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(unaudited)		(unaudited)
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$(11,546)	$(9,468)	$59,384	$140,465
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,436	7,305	27,252	29,350
Provision for doubtful accounts	23,648	20,827	80,538	78,307
Deferred income taxes	(22,536)	(42,543)	(5,922)	(58,640)
Excess tax benefit from stock option exercises	0	0	0	(1,382)
Stock-based compensation expense	2,940	3,612	11,638	16,658
Settlement cost	0	21,750	(46,000)	21,750
Asset impairment	0	15,166	0	15,166
Other	143	6,895	610	6,992
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	2	119	(9)	1,527
Accounts receivable	2,369	(8,715)	(95,643)	(107,514)
Accounts payable	(3,447)	(13,054)	(5,459)	(15,572)
Other operating assets and liabilities	47,407	67,882	38,773	68,890
Deferred revenue	15,539	16,811	11,299	(90,643)
Net cash flows from operating activities	60,955	86,587	76,461	105,354

Cash flows from investing activities:
Facility expenditures and land purchases	(138)	(553)	(679)	(1,046)
Capital expenditures, net	(191)	(2,384)	(4,468)	(17,204)
Acquisition of company, net of cash acquired	(197)	0	(7,150)	0
Proceeds from sales and maturities of investments and repayment of notes	95	577	508	217,301
Purchase of investments and note advances	(1,036)	(12,342)	(2,415)	(75,887)
Net cash flows from investing activities	(1,467)	(14,702)	(14,204)	123,164

Cash flows from financing activities:
Excess tax benefit from stock option exercises	0	0	0	1,382
Proceeds from exercise of stock options	0	0	0	8,345
Debt issue costs	0	0	0	(1,525)
Proceeds from revolving borrowings	0	0	0	175,000
Repayment of revolving borrowings	(10,000)	0	(90,000)	(185,000)
Repurchase of common stock and shares tendered for taxes	(5)	(1)	(395)	(209,371)
Net cash flows from financing activities	(10,005)	(1)	(90,395)	(211,169)

Net change in cash and cash equivalents	49,483	71,884	(28,138)	17,349

Cash and cash equivalents at beginning of period	168,721	174,458	246,342	228,993

Cash and cash equivalents at end of period	$218,204	$246,342	$218,204	$246,342

Schedule A

In the three months ended December 31, 2013, the company recorded $60.3 million of additional charges related to its guarantee obligations associated with the 2009 RSA(a) and the PEAKS Program(b).  The additional charges were recorded based on an enhanced default rate methodology and more recent performance data that the company obtained in the three months ended December 31, 2013.  As of December 31, 2013, the recorded liability related to the company’s guarantee obligations under the 2009 RSA and the PEAKS Program was $127.0 million, compared to $72.2 million as of December 31, 2012.  See below for more information regarding the company’s recorded liability related to the 2009 RSA and the PEAKS Program.

     The following tables set forth the roll-forward of the company’s contingency liability in the three and twelve months ended December 31, 2013, which primarily related to the 2009 RSA and the PEAKS Guarantee(b).  The changes to the company’s contingency liability included:
• additional amounts recorded for the 2009 RSA and PEAKS Guarantee;
• guarantee payments, Payments on Behalf of Borrowers(b), and Discharge Payments(a) related to the 2009 RSA and PEAKS Program (net of recoveries); and
• estimated recoverable amounts under the PEAKS Guarantee.

Contingency Liability Roll-forward in the Three Months Ended December 31, 2013
(Dollars in thousands)
Balance at September 30, 2013	$81,235
Accruals for PEAKS Guarantee and 2009 RSA	60,277
Other accruals	632
Guarantee Payments, net	(1,985)
Payments on Behalf of Borrowers	(3,851)
Discharge Payments	(912)
Estimated Recovery	604
Balance at December 31, 2013	$136,000

Contingency Liability Roll-forward in the Twelve Months Ended December 31, 2013
(Dollars in thousands)
Balance at January 1, 2013	$123,439
Accruals for PEAKS Guarantee and 2009 RSA	69,954
Other accruals	3,716
Settlement Payment (2007 RSA)	(46,000)
Guarantee Payments, net	(4,106)
Payments on Behalf of Borrowers	(11,499)
Discharge Payments	(912)
Estimated Recovery	1,408
Balance at December 31, 2013	$136,000

     The following table sets forth the range of the company’s internal goals for the twelve months ending December 31, 2014 with respect to:
• the percentage increase/(decrease) in New Student Enrollment in 2014 compared to 2013;
• Revenue per Student per Quarter;
• Free Cash Flow(c);
• Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) (d); and
• Earnings per Share (diluted).

	Internal Goals for the Twelve Months Ending December 31, 2014
	Low End of Range	High End of Range
	(Dollars in thousands, except per share and per student data)
New Student Enrollment in 2014 compared to 2013	(2.0)%	8.0%
Revenue per Student per Quarter	$4,300	$4,500
Free Cash Flow(c)	$75,000	$100,000
EBITDA(d)	$140,000	$170,000
Earnings per Share (diluted)	$3.00	$3.65
_____________
(a) On February 20, 2009, the company entered into agreements with an unaffiliated entity (the “2009 Entity”) to create a program that made private education loans available to its students (the “2009 Loan Program”). Under the 2009 Loan Program, an unaffiliated lender originated private education loans to the company’s eligible students and, subsequently, sold those loans to the 2009 Entity. No new private education loans were or will be originated under the 2009 Loan Program after December 31, 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through June 2012.

     In connection with the 2009 Loan Program, the company entered into a risk sharing agreement (the “2009 RSA”) with the 2009 Entity. Under the 2009 RSA, the company guarantees the repayment of any private education loans that are charged off above a certain percentage of the private education loans made under the 2009 Loan Program, based on the annual dollar volume. The company made payments to the 2009 Entity related to its guarantee obligations under the 2009 RSA, net of recoveries, in the amount of approximately $1.9 million in the three months ended December 31, 2013 and $2.6 million in the twelve months ended December 31, 2013.  The company asserted the right to offset amounts owed to it by the 2009 Entity under a revolving promissory note (the “Revolving Note”) related to the 2009 RSA, net of recoveries, of $0 in the three months ended December 31, 2013 and $8.0 million in the twelve months ended December 31, 2013.  Approximately $6.8 million of the amount that the company claimed as an offset against the Revolving Note in the twelve months ended December 31, 2013 related to the company’s election under the 2009 RSA to discharge its guarantee obligations with respect to certain defaulted private education loans under the 2009 Loan Program.  The company recorded all amounts claimed as offsets in Other current liabilities on its Consolidated Balance Sheet.  The company has also elected to accelerate the timing of certain guarantee payments to the 2009 Entity that the company would otherwise be required to make at a later date, in order to discharge its guarantee obligations under the 2009 RSA related to certain 2009 Loan Program private education loans that default (“Discharge Payments”).  The amount of Discharge Payments that the company made in the three and twelve months ended December 31, 2013 was $0.9 million.

     In addition, the company has made advances to the 2009 Entity under the Revolving Note.  The Revolving Note bears interest, is subject to customary terms and conditions and may be repaid at any time without penalty prior to its 2026 maturity date.  The company has no immediate plans to significantly increase the amount of advances that it makes to the 2009 Entity under the Revolving Note, but the company may decide to do so in the foreseeable future.  The face value of the Revolving Note as of December 31, 2013 was approximately $8.2 million.  The carrying value of the Subordinated Note (defined below in footnote (b)) and Revolving Note as of December 31, 2013 was approximately $2.5 million and is included in Prepaid expenses and other current assets on the company’s Consolidated Balance Sheet.  For additional information about the 2009 RSA, see the company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on October 29, 2013.

(b) On January 20, 2010, the company entered into agreements with unrelated third parties to establish the PEAKS Private Student Loan Program (“PEAKS Program”). Under the PEAKS Program, an unaffiliated lender originated private education loans to the company’s eligible students and, subsequently, sold those loans to an unaffiliated trust (“PEAKS Trust").

     The PEAKS Trust issued senior debt in the aggregate principal amount of $300 million (“PEAKS Senior Debt”) to investors. The lender disbursed the proceeds of the private education loans to the company for application to the students’ account balances, and the company transferred a portion of each disbursement to the PEAKS Trust in exchange for a subordinated note issued by the PEAKS Trust (“Subordinated Note”). No new private education loans were or will be originated under the PEAKS Program after July 2011, but immaterial amounts related to loans originated prior to that date were disbursed by the lender through March 2012.

     The Subordinated Note is non-interest bearing and has been recorded net of an unamortized discount based on an imputed interest rate of 9.0% in Other assets on the company’s Consolidated Balance Sheets. The maturity date of the Subordinated Note is in March 2026. The face value of the Subordinated Note as of December 31, 2013 was approximately $73.0 million.

     The PEAKS Trust utilized the proceeds from the issuance of the PEAKS Senior Debt and the Subordinated Note to purchase the private education loans made by the lender to the company’s students. The assets of the PEAKS Trust (which include, among other assets, the private education loans owned by the PEAKS Trust) serve as collateral for, and are intended to be the principal source of, the repayment of the PEAKS Senior Debt and the Subordinated Note.  The PEAKS Trust is required to maintain assets having an aggregate value that exceeds the outstanding balance of the PEAKS Senior Debt.

     The company guarantees payment of the principal and interest owed on the PEAKS Senior Debt, the administrative fees and expenses of the PEAKS Trust and the required ratio of assets of the PEAKS Trust to outstanding PEAKS Senior Debt (“PEAKS Guarantee”). The company made guarantee payments related to the PEAKS Program to the PEAKS Trust in the amount of approximately $1.0 million in the three months ended December 31, 2013 and $2.4 million in the twelve months ended December 31, 2013.  In addition, the company has made payments on behalf of certain student borrowers under the PEAKS Program to the organization that services the student loans on behalf of the PEAKS Trust to help those borrowers avoid defaulting on their PEAKS Program private education loans (“Payments on Behalf of Borrowers”), which defaults would have triggered contractually required payments by the company under the PEAKS Program.  The company made Payments on Behalf of Borrowers in the amount of $3.9 million in the three months ended December 31, 2013 and $11.5 million in the twelve months ended December 31, 2013.

     The carrying value of the Subordinated Note and Revolving Note as of December 31, 2013 was approximately $2.5 million and is included in Prepaid expenses and other current assets on the company’s Consolidated Balance Sheet.  For additional information about the PEAKS Program, see the company’s Form 10-Q filed with the SEC on October 29, 2013.

(c)  Projected free cash flow is an estimate of the company’s operating cash flow adjusted for restricted cash and capital expenditures, net.  Projected free cash flow is not a measurement under GAAP in the United States and may not be similar to free cash flow measures used by other companies. The company’s management utilizes free cash flow as a measure of cash generated from operations, and the company believes that projected free cash flow provides useful information to investors regarding the amount of cash that the company estimates that it will generate from operations over a certain period.

     Projected free cash flow is only an estimate and contains forward-looking information.  The company has made a number of assumptions in preparing the projections, including assumptions as to the components of the projected free cash flow.  These assumptions may not prove to be correct.  In order to provide projections with respect to free cash flow, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected free cash flow.  By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation.  The projected free cash flow and component amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated.  Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed in the documents that the company files with the SEC.  The company undertakes no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.

Projected free cash flow can be reconciled to the company’s projected net cash flows from operating activities, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2014
	Low End of Range	High End of Range
	(Dollars in thousands)
Net cash flows from operating activities before guarantee payments	$125,000	$170,000
Guarantee payments	(30,000)	(50,000)

Net cash flows from operating activities	$95,000	$120,000

Adjust for:
Capital expenditures, net	(20,000)	(20,000)
Free Cash Flow	$75,000	$100,000

(d)   Projected EBITDA is an estimate of the company’s net income plus interest, taxes, depreciation and amortization for the twelve months ended December 31, 2014. EBITDA is not a measurement under GAAP in the United States and may not be similar to EBITDA measures of other companies. Non-GAAP financial information should be considered in addition to, but not as a substitute for, information prepared in accordance with GAAP. The company believes that EBITDA provides useful information to management and investors as an indicator of the company’s operating performance.
     Projected EBITDA is only an estimate and contains forward-looking information. The company has made a number of assumptions in preparing the projection, including assumptions as to the components of the projected EBITDA. These assumptions may or may not prove to be correct. In order to provide projections with respect to EBITDA, the company must estimate amounts for the GAAP measures that are components of the reconciliation of projected EBITDA. By providing these estimates, the company is in no way indicating that it is providing projections on those GAAP components of the reconciliation. The projected EBITDA and component amounts are subject to various risks and uncertainties, and do not guarantee actual results for the period indicated. Factors, risks and uncertainties that could cause actual results to differ materially from those projected include those discussed in the documents that the company files with the SEC. The company undertakes no obligation to update or revise any of the projections, whether as a result of new information, future developments or otherwise.
     Projected EBITDA can be reconciled to the company’s projected net income for the period indicated, as follows:

	PROJECTED
	For the Twelve Months Ending December 31, 2014
	Low End of Range	High End of Range
	(Dollars in thousands)
Net Income	$72,000	$88,000
Plus: Interest expense	3,000	2,000
Income taxes	40,000	55,000
Depreciation and amortization	25,000	25,000
EBITDA	$140,000	$170,000